UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2021

TCW Special Purpose Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40107	85-4391738
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

865 S. Figueroa St., Suite 1800, Los Angeles, CA	90017
(Address of principal executive offices)	(Zip Code)

(213) 244-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	TSPQ.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	TSPQ	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	TSPQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 17, 2021, TCW Special Purpose Acquisition Corp. (the “Company”) issued a promissory note (the “Working Capital Note”) to TCW Asset Management Company LLC, a Delaware limited liability company (“TAMCO”) providing for borrowings by the Company in an aggregate principal amount of up to $2,000,000. The Working Capital Note was issued to allow for borrowings from time to time by the Company for working capital purposes. The Working Capital Note bears no interest and is due and payable upon the earlier of the date on which the Company consummates its initial business combination or on which the Company is wound up. At the election of TAMCO, all or a portion of the unpaid principal amount of the Working Capital Note may be converted into a number of warrants to purchase shares of common stock, par value $0.0001 per share, of the Company (the “Conversion Warrants”) equal to: (x) the portion of the principal amount of the Working Capital Note being converted, divided by (y) $1.50. Any Conversion Warrants issued will be identical to the warrants issued by the Company to its sponsor, TCW Special Purpose Sponsor LLC, in a private placement upon consummation of the Company’s initial public offering. The Conversion Warrants and their underlying securities are entitled to the registration rights set forth in the Working Capital Note.

The issuance of the Working Capital Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Working Capital Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Working Capital Note is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2021, David Rye was appointed to the board of directors (the “Board”) of the Company. Effective June 17, 2021, Mr. Rye was also appointed to the Board’s (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. The Board has determined that Mr. Rye is an independent director under applicable Securities and Exchange Commission and New York Stock Exchange rules.

In connection with the appointment of Mr. Rye, the Company entered into the following agreements:

●	A Letter Agreement, dated June 17, 2021 (the “Letter Agreement”), between the Company and Mr. Rye, pursuant to which Mr. Rye has agreed to: vote any shares of Class A common stock held by him in favor of the Company’s initial business combination; facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period required by its second amended and restated certificate of incorporation; and certain transfer restrictions with respect to the Company’s securities.

●	An Indemnity Agreement, dated June 17, 2021 (the “Indemnity Agreement”), between the Company and Mr. Rye, providing Mr. Rye contractual indemnification in addition to the indemnification provided for in the Company’s second amended and restated certificate of incorporation.

The foregoing descriptions of the Letter Agreement and the Indemnity Agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement and the Indemnity Agreement, copies of which are attached as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Other than the foregoing, Mr. Rye is not party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1	Promissory Note, dated June 17, 2021, between the Company and TCW Asset Management Company LLC

10.2	Letter Agreement, dated June 17, 2021, between the Company and David Rye.

10.3	Indemnity Agreement, dated June 17, 2021, between the Company and David Rye.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW Special Purpose Acquisition Corp.

Date: June 17, 2021	By:	/s/ Joseph R. Shaposhnik
Name: Joseph R. Shaposhnik
Title: Chief Executive Officer